SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                        January 14, 1994
        Date of Report (date of earliest event reported)



                      FIRST NATIONAL BANCORP
    (exact name of registrant as specified in its character)



         Georgia             0-10657           58-1415138
        (state or other     (Commission       (IRS Employer
        jurisdiction of      File No.)         Identification
        of incorporation)                      Number)


 303 Jesse Jewell Parkway, Suite 700, Gainesville, Georgia 30501
       (address of principal executive office)        (zip code)




                            (404) 503-2000
      (Registrant's telephone number, including area code)




                             No Change
     (Former name or address, if changed since last report)

Item 5.  OTHER EVENTS

(a) On January 14, 1994, officials of the registrant, First National Bancorp, and Barrow Bancshares, Inc., Winder, Barrow County, Georgia, signed a Letter of Intent of Merger whereby First National Bancorp will, after satisfaction of all legal and regulatory requirements by both parties, exchange 1.37 shares of First National Bancorp $1.00 par value common stock for each of the 380,845 outstanding common shares (365,973 current shares outstanding and 14,872 option shares which will be exercised prior to the merger) of Barrow Bancshares, Inc. No cash, except for fractional shares, will be offered in the transaction which will be accounted for under the pooling of interest method of accounting. The acquisition is subject to approval by Barrow Bancshares, Inc. shareholders and various regulatory agencies. Currently, total consolidated assets of Barrow Bancshares, Inc. and its wholly owned subsidiary, Barrow Bank & Trust Company, are approximately $54,200,000, and shareholders equity is approximately $5,500,000.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FIRST NATIONAL BANCORP
                                   (Registrant)


                                   By:  s/Peter D. Miller
                                        Peter D. Miller
                                        President,
                                        Chief Administrative and
                                        Chief Financial Officer


                                   By:  s/C. Talmadge Garrison
                                        C. Talmadge Garrison
                                        Senior Vice President
                                        Secretary and Treasurer



Date:  January 21, 1994